SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

MiMedx Group, Inc.

(Name of Registrant as Specified In Its Charter)

Parker H. Petit

David J. Furstenberg

Shawn P. George

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

The following information is being provided to the MiMedx Shareholder Group’s proxy solicitor and may be used in soliciting proxies of shareholders of MiMedx Group, Inc.

Hello, my Name is ________ and I am calling from InvestorCom regarding the shares you own in MiMedx Group.

The MiMedx Shareholder Group has nominated three directors (Parker H. “Pete” Petit, David J. Furstenberg and Shawn P. George) to serve on the board opposing the company’s director slate. It is important to USE ONLY the WHITE card, VOTE "FOR ALL" THE NOMINEES ON THE WHITE CARD AND VOTE "FOR" ALL OF THE PROPOSALS to support a change in what we believe to be a very entrenched board who fought in Florida court to not hold this shareholder meeting. Do not vote the BLUE card.

The Florida Court ordered MiMedx to hold their Annual Meeting on June 17th. You will be receiving proxy materials from us, the MiMedx Shareholder Group, asking you to vote on the WHITE card. If you have already voted using management’s BLUE card, you still have time to change your vote to the WHITE card.

To support a change in this board that is in the best interest of ALL stockholders, we believe you must vote by using the WHITE proxy card; voting "FOR ALL" the nominees AND “FOR” for ALL proposals. Time is of the essence. Directions are provided in your proxy materials to vote the WHITE proxy card by online or by phone.

If you have any questions, please call InvestorCom, MiMedx Shareholder Group’s proxy solicitor, at 1-877-972-0090.

Please vote the WHITE card today by going online to www.proxyvote.com and entering the 16 digit control number on your WHITE proxy card. Remember to vote FOR all nominees on the WHITE card and DO NOT VOTE the BLUE card.

Alternatively, you can vote by phone by dialing 1-800-454-8683 and entering your 16 digit control number by following the instructions when prompted. Again, DO NOT VOTE the BLUE card.

Again, if you have any questions, please call InvestorCom, MiMedx Shareholder Group’s proxy solicitor, at 1-877-972-0090. Thank you.

 Legend

Parker H. Petit (“Mr. Petit”), David J. Furstenberg, and Shawn P. George (collectively, the “Nominees” or the “Participants”) have filed a definitive proxy statement and supplement to the definitive proxy statement with the Securities and Exchange Commission (the “SEC”), along with an accompanying WHITE proxy card to be used in connection with the Participants’ solicitation of proxies from the shareholders of MiMedx Group, Inc. (the “Company”) for use at the Company’s 2018 annual meeting of shareholders. All shareholders of the Company are advised to read the foregoing proxy materials because they contain important information, including additional information related to the Participants. The definitive proxy statement and supplement and an accompanying proxy card will be furnished to some or all of the Company’s shareholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/ and at www.MiMedxBoardProxy.com.

Information about the Participants and a description of their direct or indirect interests by security holdings are contained in the definitive proxy statement on Schedule 14A filed by Mr. Petit with the SEC on May 28, 2019. This document can be obtained free of charge from the sources indicated above.